As filed with the Securities and Exchange Commission on November 18, 1999.
                                                            Registration No.

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                                 CVS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                 05-0494040
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation)                                           Identification Number)

                                  One CVS Drive
                         Woonsocket, Rhode Island 02895
          (Address, Including Zip Code, of Principal Executive Offices)

                                ----------------

                CVS CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                     SOMA CORPORATION 1998 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                ----------------

                               Charles C. Conaway
                      President and Chief Operating Officer
                                 CVS Corporation
                                  One CVS Drive
                              Woonsocket, RI 02895
                                 (401) 765-1500
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                ----------------
                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------
                                            Proposed        Proposed
Title of                                    Maximum         Maximum
Security               Amount               Offering        Aggregate            Amount of
To Be                  To Be                Price Per       Offering             Registration
Registered             Registered(1)        Share           Price (2)            Fee
---------------------------------------------------------------------------------------------
Common Stock           7,437,263            (2)             $254,728,178.97      $70,814.43
($0.01 par value)      Shares
---------------------------------------------------------------------------------------------
(1)  Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Of the total amount of shares to be registered, (i) 37,263 shares are issuable under the Soma Corporation 1998 Stock Option Plan (the "1998
     Shares") and (ii) 7,400,000 shares are issuable under the CVS Corporation
     1999 Employee Stock Purchase Plan (the "1999 Shares"). The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee and is composed of the sum of (i) for the 1998 Shares, $353,178.97 (based upon the weighted average exercise price of the outstanding options) and (ii) for the 1999 Shares, $254,375,000 (based upon the average of the high and low sale prices of CVS common stock on the New York Stock Exchange on November 11, 1999).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference

     CVS Corporation ("CVS") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

         (1) The CVS Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998;

         (2) All other reports filed by CVS pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998;

         (3) The description of the CVS Common Stock contained in the CVS Registration Statement on Form 8-B dated November 4, 1996 and filed under the Exchange Act on November 5, 1996; and

         (4) All documents filed by CVS pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

Item 6.  Indemnification of Officers And Directors

     Exculpation. Section 102(b)(7) of the Delaware General Corporation Law, as amended (the "Delaware Law"), permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or an unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

     The CVS Certificate of Incorporation provides that a director of CVS shall not be liable to CVS or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     Indemnification. Section 145(a) of the Delaware Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful.
Section 145(b) of the Delaware Law provides that, in a derivative action (i.e., one by or in the right of a corporation), the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The CVS Certificate of Incorporation provides for indemnification of directors and officers of CVS against liability they may incur in their capacities as such to the fullest extent permitted under Delaware Law.

     Insurance. Section 145(g) of the Delaware Law permits a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability incurred by such director or officer in such capacity or arising out of the director's or officer's status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145 of the Delaware Law.

     The CVS Certificate of Incorporation gives CVS the power to purchase and maintain insurance in accordance with Section 145(g) of the Delaware Law.

     CVS has in effect directors and officers liability insurance with a limit of $100,000,000 and pension trust liability insurance with a limit of $50,000,000. The pension trust liability insurance covers the actions of directors and officers as well as other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended. All of these insurance policies expire on June 30, 2001. CVS expects to renew or replace the liability insurance coverage when such policies expire.

     Item 8.  Exhibits

     Exhibit
     Number    Description
     ------    -----------

     4.1 Amended and Restated Certificate of Incorporation of CVS (incorporated by reference to Exhibit 3.1 of CVS's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).

     4.1A Certificate of Amendment to the Amended and Restated Certificate of Incorporation of CVS, effective May 13, 1998 (incorporated by reference to Exhibit 4.1A to CVS's Registration Statement No. 333-52055 on Form S-3/A dated May 18, 1998).

     5 Opinion of Davis Polk & Wardwell dated as of November 18, 1999 regarding the validity of the securities being registered, filed herewith.

     23.1      Consent of KPMG LLP dated as of November 16, 1999 filed herewith.

     23.2 Consent of Davis Polk & Wardwell (included in the opinion filed as Exhibit 5 to this Registration Statement).

     24         Powers of Attorney, filed herewith.

     Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on November 18, 1999.

                                            CVS CORPORATION
                                            (Registrant)



Date: November 18, 1999                     By: /s/ Charles C. Conaway
                                                --------------------------
                                            Charles C. Conaway
                                            President and
                                            Chief Operating Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


          Signature                            Title                                Date
          ---------                            -----                                ----

              *                  Chairman of the Board, Chief Executive        November 18, 1999
------------------------------   Officer and Director (Principal
(Thomas M. Ryan)                 Executive Officer)



              *                  Vice President and Controller (Principal      November 18, 1999
------------------------------   Accounting Officer)
(Larry D. Solberg)


              *                  Executive Vice President and Chief            November 18, 1999
------------------------------   Financial Officer (Principal Financial
(David B. Rickard)               Officer)


              *                  Director                                      November 18, 1999
------------------------------
(Eugene Applebaum)


              *                  Director                                      November 18, 1999
------------------------------
(Allan J. Bloostein)


              *                  Director                                      November 18, 1999
------------------------------
(W. Don Cornwell)


              *                  Director                                      November 18, 1999
------------------------------
(Thomas P. Gerrity)


              *                  Director                                      November 18, 1999
------------------------------
(Stanley P. Goldstein)

                                   5





          Signature                            Title                                Date
          ---------                            -----                                ----


              *                  Director                                      November 18, 1999
------------------------------
(Marian L. Heard)


              *                  Director                                      November 18, 1999
------------------------------
(William H. Joyce)


              *                  Director                                      November 18, 1999
------------------------------
(Terry R. Lautenbach)


              *                  Director                                      November 18, 1999
------------------------------
(Terrence Murray)


              *                  Director                                      November 18, 1999
------------------------------
(Sheli Z. Rosenberg)


              *                  Director                                      November 18, 1999
------------------------------
(Ivan G. Seidenberg)


 /s/ Charles C. Conaway          President and Chief Operating Officer         November 18, 1999
------------------------------
(Charles C. Conaway)
Attorney-in-Fact

* An asterisk denotes execution by Charles C. Conaway as Attorney-in-Fact.

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